UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 14, 2023

ORIC Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39269	47-1787157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 E. Grand Ave, 2nd Floor

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 388-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ORIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2023, ORIC Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders. Of the 45,093,183 shares of common stock outstanding as of April 17, 2023, the record date for the meeting, 36,931,713 shares of common stock were represented at the meeting in person or by proxy, constituting 81.9% of the outstanding common stock entitled to vote. The matters voted upon at the meeting and the vote with respect to each such matter are set forth below:

Proposal 1 - Election of Directors

Each of the following nominees was elected to serve as a Class III director, to hold office until the Company’s 2026 annual meeting of stockholders or until his or her respective successor has been duly elected and qualified or his or her earlier resignation or removal:

Nominees	For	Withheld	Broker Non-Votes
Jacob M. Chacko, M.D.	31,394,488	576,707	4,960,518
Mardi C. Dier	25,659,351	6,311,844	4,960,518

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified based on the following results of voting:

For	Against	Abstain	Broker Non-Votes
36,376,853	1,701	553,159	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIC PHARMACEUTICALS, INC.

Date: June 15, 2023	By:	/s/ Dominic Piscitelli
Dominic Piscitelli Chief Financial Officer